                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BRE PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF BRE PROPERTIES]

                              BRE PROPERTIES, INC.
                        44 Montgomery Street, 36th Floor
                            San Francisco, CA 94104

                                                                  March 23, 2001

Dear Shareholder:

  It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 15, 2001, at 10:00 a.m. Pacific Daylight time, at the Hotel Nikko, 222 Mason Street, San Francisco, California.

  This booklet includes the notice of meeting and proxy statement, which contain information about the formal business to be acted on by shareholders. The Annual Meeting will also feature a report on the operations of your Company, followed by a question and discussion period. After the Meeting, you will have the opportunity to speak informally with the Directors and officers.

  At the Annual Meeting, you will be asked to vote on: (i) electing three Class I Directors for a term of three years, (ii) approving an amendment to increase the maximum number of shares that may be issued for options granted under the Company's 1999 BRE Stock Incentive Plan from 2,000,000 shares to 3,500,000 shares, (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company and (iv) such other matters as may properly come before the Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE THREE DIRECTOR NOMINEES AND TO APPROVE THE OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETING.

  It is important that your shares be voted whether or not you plan to be present at the Annual Meeting. Please complete, sign, date and return the enclosed form of proxy promptly, or you may utilize our telephone voting procedures, as more fully described in this document. If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

  Please vote promptly, and we look forward to seeing you at the Annual
Meeting.

                                         Sincerely,

                                         BRE Properties, Inc.

                                         /s/ Frank C. McDowell
                                         Frank C. McDowell
                                         President & Chief Executive Officer

                             BRE PROPERTIES, INC.

                   Notice of Annual Meeting of Shareholders

                               ----------------

  Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc. will be held on Tuesday, May 15, 2001 at 10:00 a.m. Pacific Daylight time, at the Hotel Nikko, 222 Mason Street, San Francisco, California, for the following purposes:

  1. To elect three Class I Directors for a term of three years.

  2. To approve an amendment increasing the maximum number of shares that may be issued for options granted under the Company's 1999 BRE Stock Incentive Plan from 2,000,000 shares to 3,500,000 shares.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 9, 2001 are entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          Edward F. Lange, Jr.
                                          Secretary

Dated: March 23, 2001

                             BRE PROPERTIES, INC.
                       44 Montgomery Street, 36th Floor
                         San Francisco, CA 94104-4809
                           Telephone: (415) 445-6530
                           Facsimile: (415) 445-6505

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        Annual Meeting of Shareholders

  The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 15, 2001 at 10:00 a.m. Pacific Daylight time. The meeting will be held at the Hotel Nikko, 222 Mason Street, San Francisco, California. At the meeting, holders of record of the Company's common stock ("Common Stock") at the close of business on March 9, 2001 (the "Record Date") are entitled to vote. On that date, the Company's outstanding capital stock consisted of 46,332,662 shares of Common Stock, each share of which is entitled to one vote at the meeting, and 2,150,000 shares of the Company's 8 1/2% Series A Cumulative Redeemable Preferred Stock, which is not entitled to vote at the meeting.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. Directors, officers and employees of the Company may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy. This Proxy Statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about April 9, 2001.

  The Company will request banks, brokerage houses and other institutions, nominees or fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in the Company's Direct Stock Purchase and Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held directly by the shareholder.

  In lieu of mailing the proxy card in the postage-paid envelope provided, shareholders of record can vote their shares by calling the toll-free telephone number on the proxy card. The telephone voting procedures are designed to authenticate shareholders by use of a control number on your proxy card. The procedure allows shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone are set forth on the enclosed proxy card.

  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by the Company. If no vote is specified in an executed proxy, the shares represented by such signed proxy will be voted for the election of the three nominees for Class I Director, in favor of the other proposals set forth in the notice attached hereto, and in the proxy holder's discretion, upon such other business as may properly come before the meeting. The three nominees for election as Class I Directors who receive the highest number of votes voting in person or by proxy at the Annual Meeting, provided a quorum is present and voting, shall be elected as Directors (Proxy Item No.
1). The affirmative votes of the holders of a majority of the shares present and voting in person or by proxy at the Annual Meeting, provided a quorum is present and voting, shall be required to approve the amendment of the 1999 BRE Stock Incentive Plan (the "Plan") (Proxy Item No. 2) and ratification of the appointment of Ernst & Young LLP as independent auditors of the Company (Proxy Item No. 3).

  In tallying shareholder votes, abstentions (i.e., shares for which a proxy is presented but abstains from voting on one or more matters) and "broker non-votes" (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting. However, abstentions and non-votes will not constitute votes for or against any proposal and will be disregarded in determining votes cast.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  Ernst & Young LLP, a certified public accounting firm, has provided services to the Company during the past fiscal year, which included the examination of the Company's annual report to shareholders on Form 10-K, timely reviews of the Company's quarterly reports, preparation of the Company's federal and state income tax returns, review of SEC registration statements and filings, internal audit services, and accounting and transaction consultations. A representative of Ernst & Young LLP will be at the annual meeting of shareholders to respond to appropriate questions concerning the financial statements of the Company.

  The Company's principal executive offices are located at 44 Montgomery Street, 36th Floor, San Francisco, California 94104-4809. The Company's telephone number is (415) 445-6530.

                             ELECTION OF DIRECTORS
                              (Proxy Item No. 1)

  The Company's Board of Directors (the "Board") consists of ten members, divided into three classes, designated Class I, Class II and Class III. The Articles of Incorporation provide that there shall be from three to 15 Directors, as determined from time to time by the Board. Currently, there are three Class I Directors, three Class II Directors and four Class III Directors.

  At the Annual Meeting, three Class I Directors are to be elected for a term of three years (expiring in the year 2004) or until the election and qualification of their successors. The persons proposed for re-election as the Class I Directors are Robert A. Fiddaman, Roger P. Kuppinger and Arthur G. von Thaden. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the re-election of Messrs. Fiddaman, Kuppinger and von Thaden, who are the present Class I Directors.

  In the unanticipated event that any nominee should become unavailable for election, or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment or, if none, the size of the Board will be reduced.

  The following table sets forth certain information as to the nominees, as well as the other current members of the Board, including their age, principal business experience during the past five years, the year they each first became a Director, Board committee membership, and other directorships currently held in companies with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any Company registered as an Investment Company under the Investment Company Act of 1940.

Nominees--Class I Directors:

                       Principal Business Experience      Director      Board Committee
         Name             During Past Five Years      Age Since (1)       Membership
         ----          -----------------------------  --- ---------     ---------------
 Robert A. Fiddaman   Chairman of SSR Realty           63   1998        Development and
                       Advisors, a real estate                      Acquisitions, Strategic
                       investment and management                           Planning
                       firm, from 1996 to 1998.
                       President and Chief Executive
                       Officer of Metric Realty from
                       1993 to 1996.

 Roger P. Kuppinger   President, The Kuppinger         60   1995    Capital Markets*, Audit
                       Company, a private financial
                       advisor to public and private
                       companies, since February
                       1994. Director, Realty Income
                       Corporation.

 Arthur G. von Thaden President and Chief Executive    69   1981            Audit*,
                       Officer of the Company from                     Asset Management
                       1987 to June 1995. Chief
                       Executive Officer,
                       BankAmerica Realty Services,
                       Inc., a real estate
                       investment advisory firm,
                       from 1970 to 1987.

Class II Directors--Term Expires in 2002:

                     Principal Business Experience       Director      Board Committee
        Name            During Past Five Years       Age Since (1)       Membership
        ----         -----------------------------   --- ---------     ---------------
 John McMahan       Chairman of the Board of the      63   1993          Executive*,
                     Company. Managing Principal,                    Strategic Planning,
                     The McMahan Group, real                          Capital Markets,
                     estate strategic management                        Compensation
                     consultants, since 1996.
                     Executive Director, The
                     Center for Real Estate
                     Enterprise Management, since
                     2000. President, John McMahan
                     Associates, Inc., a
                     management consulting firm,
                     and McMahan Real Estate
                     Securities, Inc., a real
                     estate investment firm, 1994
                     to 1996.

 L. Michael Foley   Principal, L. Michael Foley       62   1994        Compensation*,
                     and Associates, real estate                   Audit, Capital Markets,
                     and corporate consulting,                            Executive
                     since 1996. Senior Vice
                     President and Chief Financial
                     Officer, Coldwell Banker
                     Corporation, 1995 to 1996.
                     Director and executive
                     committee member, Western
                     Property Trust, 1999 to 2000.

 Gregory M. Simon   Self-employed as a private        59   1991        Development and
                     investor since 1991. Senior                       Acquisitions*,
                     Vice President, H.F. Ahmanson                      Compensation
                     & Co. and Home Savings of
                     America, from 1983 to 1991.
                     Officer and Director, Golden
                     Orange Broadcasting, a
                     privately held corporation.

Class III Directors--Term Expires in 2003:

 William E. Borsari Self-employed, private            62   1992      Asset Management*,
                     investor. Former Chairman or                  Executive, Development
                     President, The Walters                           and Acquisitions
                     Management Company, a real
                     estate asset management
                     company, for more than five
                     years.

 LeRoy E. Carlson   Chief Operating Officer of the    55   2000        Capital Markets
                     Company since 2000. Chief
                     Financial Officer and
                     Executive Vice President of
                     the Company from 1996 to 2000
                     and Chief Financial Officer
                     of Real Estate Investment
                     Trust of California from 1980
                     to 1996.

 Edward E. Mace     Vice Chairman of Fairmont         49   1998      Strategic Planning*
                     Hotels & Resorts-U.S. /Mexico
                     division since 2000.
                     President and Chief Executive
                     Officer of Fairmont Hotels
                     1996 to 2000. Midwest
                     regional director for
                     management consulting for the
                     Real Estate Industry Group of
                     KPMG Peat Marwick from 1994
                     to 1996.

                    Principal Business Experience      Director   Board Committee
       Name            During Past Five Years      Age Since (1)     Membership
       ----         -----------------------------  --- --------   ---------------
 Frank C. McDowell President and Chief Executive    52   1995        Executive,
                    Officer of the Company since                 Strategic Planning
                    June 1995. Chief Executive
                    Officer and Chairman of
                    Cardinal Realty Services,
                    Inc., 1992 to 1995. Senior
                    Vice President, Head of Real
                    Estate, First Interstate Bank
                    of Texas, 1988 to 1992.

--------
 *  Denotes committee chairman.

(1) For Mr. von Thaden, includes service as a trustee of the Company's predecessor, BankAmerica Realty Investors. For Messrs. Kuppinger, Simon and Borsari (who joined the Board in March 1996), includes service as a trustee of Real Estate Investment Trust of California ("RCT"), which merged with the Company in March 1996.

Vote Required

  The three nominees who receive the highest numbers of votes shall be elected as Class I Directors. The Board of Directors unanimously recommends that the shareholders vote FOR Messrs. Fiddaman, Kuppinger and von Thaden.

Board and Committee Meetings; Compensation of Directors

  During the year ended December 31, 2000, the Board held 11 regular meetings and no special meetings. All of the Directors attended 75% or more of the meetings of the Board and the committees on which they served during 2000.

  The Board has created several committees in order to more effectively direct and review the Company's operations and strategic outlook. In addition, the committees allow management timely interface and response to factors affecting the ongoing operations of the Company. Further, management regularly consults with committee chairmen to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions. While the committee structure has improved the level of Board oversight, it has also greatly increased the effort and time required of Board members who serve on the various committees.

  The Board has established the following committees: Asset Management, Audit, Capital Markets, Compensation, Development and Acquisitions, Executive and Strategic Planning. The present members of these committees are indicated in the preceding section of this Proxy Statement.

  The Asset Management Committee reviews property performance and annual budgets and determines which assets should be divested. The Asset Management Committee met formally seven times during 2000 and held numerous informal meetings, including meetings with management and several property tours.

  The Company has an Audit Committee composed of independent Directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during 2000, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board. The charter is attached hereto as Exhibit A.

  The Capital Markets Committee reviews and establishes a capital markets strategy and supervises management's implementation of such strategy. Further, the Capital Markets Committee is delegated certain powers from time to time in the execution of the financial affairs of the Company. The Capital Markets Committee met formally six times during 2000 and had extensive informal meetings as well as discussions of capital market issues with the full Board.

  The Compensation Committee reviews the compensation of officers and the management succession plan, administers the Company's stock compensation plans and coordinates the Board's self evaluation and nomination of Directors. The Compensation Committee met numerous times on an informal basis, and met formally nine times during 2000.

  The Development and Acquisitions Committee reviews, analyzes and recommends to the Board whether proposed development opportunities and acquisitions should be undertaken. This process includes, in some cases, site visits to properties and meetings with management and staff to review potential development opportunities and acquisitions. The Development and Acquisitions Committee met numerous times on an informal basis, and met formally fourteen times during 2000.

  The Executive Committee has all powers of the Board in the management and affairs of the Company, subject to limitations prescribed by the Board and by Maryland law, and generally meets once per quarter. The Executive Committee met formally four times during 2000.

  The Strategic Planning Committee supplements and assists the full Board in the review and definition of a strategic plan for the Company, including such considerations as growth, geographic concentration and asset type. Further, the Strategic Planning Committee conducts an ongoing evaluation and assessment of the Company's prospects and future in the industry. The Strategic Planning Committee met formally six times during 2000; in addition, committee members discussed strategic planning issues during full Board meetings, including a two-day meeting specifically devoted to strategic planning.

  The Company has adopted a policy of paying retainer and meeting fees for non-employee Directors solely in stock options that have an exercise price equal to the fair market value of the Common Stock on the date of grant. The Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan") provides that each non-employee Director will receive annual stock options for 25,000 shares of Common Stock (50,000 shares for the Chairman of the Board) in lieu of cash compensation. Options for an additional 5,000 shares may be granted to each non-employee Director if for the preceding fiscal year the increase in the Company's funds from operations ("FFO") per share over the prior year places the Company at or above the 80th percentile in this category for the ten largest publicly traded multifamily real estate investment trusts. In the event that FFO is below the 50th percentile, the non-employee Directors receive no additional options. If FFO places the Company between the 50th to 80th percentiles, the non-employee Directors receive a pro rata number of options. Further, options for up to 8,000 shares will be granted per non-employee Director for committee membership and/or chairmanship. However, non-employee Directors who serve as members of the Executive Committee do not receive stock options as compensation for such committee membership. Options granted under the Plan have a term of ten years and the automatic annual grants become exercisable as to one-twelfth of the options per month, so that the options are fully vested by the first anniversary of the date of grant. The additional option grant for up to 5,000 shares related to the FFO per share increase (if such requirement has been met) vests immediately. All non-employee Directors are also reimbursed for their reasonable out-of-pocket expenses in attending meetings. Based on the Company's 2000 performance in accordance with the calculation described above, 1,900 options were granted to the non-employee Directors in February 2001.

  The Board has adopted a share ownership guideline of having each new Director own within three years of joining the Board a number of shares of Common Stock equal to $150,000 divided by the price of a share of the Common Stock. In order to facilitate share ownership and retention, the Director Plan provides for reload options, as discussed in footnote 4 on page 12. During 2000, options granted to non-employee Directors totaled 273,667.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent shareholders were complied with.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of February 28, 2001, information regarding the shares of Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of the Common Stock, by each Director, by each named executive officer (as hereinafter defined) and by all Directors and executive officers as a group. The amounts shown are based on information provided by the individuals named.

                                 COMMON STOCK

                                                 Shares            Percentage
                                              Beneficially        Beneficially
              Name and Address                  Owned(1)          Owned(1)(2)
              ----------------                ------------        ------------
State Farm Insurance Companies
  One State Farm Plaza
  Bloomington, IL 61710......................    2,600,703 (3)(4)     5.6%
John McMahan.................................    193,845 (5)
William E. Borsari...........................    167,196 (6)
Robert A. Fiddaman...........................     90,177 (7)
L. Michael Foley.............................    169,445 (8)
Roger P. Kuppinger...........................    158,246 (9)
Edward E. Mace...............................     97,713(10)
Frank C. McDowell............................    187,359(11)
Gregory M. Simon.............................    204,596(12)
Arthur G. von Thaden.........................    139,600(13)
LeRoy E. Carlson.............................    105,452(14)
Edward F. Lange, Jr. ........................     15,000(15)
John H. Nunn.................................     78,989(16)
Lauren L. Barr...............................     43,057(17)
All Directors and executive officers as a
 group (13 persons)..........................    1,650,675            3.5%

--------
 (1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.

 (2) Except where otherwise indicated, does not exceed 1%.

 (3) Based on information furnished by the holder or contained in filings made with the Securities and Exchange Commission.

 (4) Includes 2,593,588 shares held by State Farm Mutual Automobile Insurance Company, and 7,115 shares held by State Farm Variable Product Trust. Each entity in the State Farm Insurance Companies group disclaims beneficial ownership as to all shares for which such entity has no right to receive the proceeds of the sale of such shares.

 (5) Mr. McMahan--includes 31,606 shares he owns directly, and 162,239 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

 (6) Mr. Borsari--includes 1,412 shares he owns directly, 956 shares held by his wife, 25,140 shares held in an intervivos trust and 139,688 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

 (7) Mr. Fiddaman--includes 7,900 shares he owns outright and 82,277 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

 (8) Mr. Foley--includes 23,648 shares owned by a family trust of which Mr. Foley and his wife are trustees and share voting and investment power, and 145,797 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

 (9) Mr. Kuppinger--includes 28,119 shares he owns outright and 130,127 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

(10) Mr. Mace--includes 2,361 shares he owns outright, 3,636 shares owned by a deferred compensation plan other than BRE's defined compensation plan and 91,716 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

(11) Mr. McDowell--includes 94,344 shares he owns directly, 1,450 shares held by his wife in which he disclaims any interest, 30,000 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001, 6,565 restricted shares and 55,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the Company. See Stock Loans.

(12) Mr. Simon--includes 70,753 shares he owns directly, 2,112 shares owned by his wife as separate property, 4,274 shares held in trust for his children of which Mr. Simon is the trustee, 35,000 shares held in trust for his mother of which Mr. Simon is the trustee and 92,457 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

(13) Mr. von Thaden--includes 50,534 shares he owns directly, 252 shares held by his wife in her Individual Retirement Account, as to which Mr. von Thaden has no voting or investment power, and 88,814 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001.

(14) Mr. Carlson--includes 16,617 shares he owns directly, 44,241 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001, 1,094 restricted shares and 43,500 shares acquired upon exercise of stock options that are collateral for recourse loans from the Company. See Stock Loans.

(15) Mr. Lange--includes 15,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the Company. See Stock Loans.

(16) Mr. Nunn--includes 21,705 shares he owns directly, 18,690 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001, 1,094 restricted shares and 37,500 shares acquired upon exercise of stock options that are collateral for recourse loans from the Company. See Stock Loans.

(17) Ms. Barr--includes 18,394 shares she owns directly, 11,787 shares that may be purchased upon the exercise of stock options that are currently exercisable or that will become exercisable on or before April 28, 2001, 876 restricted shares and 12,000 shares acquired upon exercise of stock options that are collateral for recourse loans from the Company. See Stock Loans.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

  The following table summarizes the compensation paid to the Company's Chief Executive Officer and the five other highest paid executive officers (the "named executive officers") for the years ended December 31, 2000, 1999 and 1998.

                                                               Long-Term Compensation
                                       Annual Compensation             Awards
                                       -------------------- ----------------------------  All Other
                                                               Restricted     Options/   Compensation
 Name and Principal Position   Year    Salary ($) Bonus ($) Shares ($)(1)(2) SARS (#)(3)  ($)(4)(5)
 ---------------------------   ----    ---------- --------- ---------------- ----------- ------------
Frank C. McDowell............. 2000     $372,493  $150,000      $53,183        210,000     $549,938
 President and Chief Executive 1999      348,917   175,000          --         160,000        4,800
 Officer                       1998      350,632   262,000          --         135,000        4,500

LeRoy E. Carlson.............. 2000     $272,596  $107,000      $ 8,864        110,000     $  8,575
 Executive Vice President and  1999      248,047   120,000                      31,000        8,080
 Chief Operating Officer       1998      233,590   100,000          --          30,000        7,550

Edward F. Lange, Jr........... 2000(6)  $ 89,423  $ 40,000          --          60,000          --
 Executive Vice President and
 Chief Financial Officer

John H. Nunn.................. 2000     $238,558  $129,500      $ 8,864         67,500     $ 10,857
 Executive Vice President,     1999      221,154   100,000          --          30,000        8,080
 Asset Management              1998      194,295    90,000          --          30,000        7,550

Bruce C. Ward................. 2000(7)  $139,941       --           --             --      $  4,099
 Executive Vice President,     1999      246,154       --           --          25,000        4,800
 Development                   1998      183,894  $100,000          --             --         4,500

Lauren L. Barr................ 2000     $163,558  $ 66,500      $ 7,091         30,000     $  7,875
 Senior Vice President,        1999      148,372    70,000          --          24,000        4,800
 Strategic Planning            1998      126,462    60,000          --          20,500        4,500

--------
(1) Reflects vesting of restricted shares based on the market price for the stock on the vesting date.

(2) The value of the unvested restricted stock awards at December 31, 2000 is $231,218, $38,532, $38,532, and $30,836 for McDowell, Carson, Nunn and
    Barr, respectively. Such value is based on the market price for the stock at May 11, 1999, the grant date. The number of restricted stock awards held by McDowell, Carson, Nunn and Barr at the end of the year is 8,893, 1,482, 1,482, and 1,186, respectively. Restrictions lapse over a period not to exceed seven years and vesting is based on the calendar year over year increase in the Company's Funds From Operations. There were no restricted share grants to these officers in 2000 or 1998, however, portions of previous grants vested during 2000.

(3) Does not include reload stock option grants as follows:

                                                               Reload Grants
                                                           ---------------------
                                                            2000    1999   1998
                                                           ------- ------ ------
     Mr. McDowell......................................... 119,291 38,333 40,902
     Mr. Carlson..........................................  61,479    --  40,591
     Mr. Nunn.............................................  33,312    --  12,071
     Ms. Barr.............................................  19,064  5,487  3,636

(4) Consists of matching contributions to the Company's defined contribution retirement plan (401(k) Plan) made by the Company on behalf of the named executive officers. Also includes the partial forgiveness of a stock loan to Mr. McDowell in the amount of $542,063 in 2000. Additionally includes for Messrs. Carlson and Nunn for 2000, 1999 and 1998, the $3,700, $3,280 and $3,050 benefit, respectively, of an interest-free $50,000 loan, assuming a market interest rate equal to the Company's borrowing cost.

(5) Does not include potential loan forgiveness. See Stock Loans. While the amount to be forgiven is not yet determinable, the following amounts were expensed on the Company's financial statements.

                                                         2000    1999     1998
                                                       -------- ------- --------
     Mr. McDowell..................................... $142,151 $88,889 $145,379
     Mr. Carlson...................................... $ 63,635 $34,629 $ 51,678
     Mr. Lange........................................ $ 13,695     --       --
     Mr. Nunn......................................... $ 58,717 $33,572 $ 51,678
     Ms. Barr......................................... $ 21,801 $ 8,910 $  8,354

(6) Mr. Lange joined the Company in June 2000.

(7) Mr. Ward is no longer an employee of the Company.

Option Grants in 2000

  The following table sets forth: (i) grants of stock options made by the Company during 2000 to each of the named executive officers based on the Company's and their individual performance for 1999, grants pursuant to 2000 reload transactions, or as incentive to join the Company in the case of Mr. Lange; (ii) the ratio that the number of options granted to each individual bears to the total number of options granted to all employees; (iii) the exercise price and expiration date of these options; and (iv) the estimated potential realizable values assuming certain stock price appreciation over the ten-year option term.

                                       Individual Grants
                         ----------------------------------------------   Potential Realized
                                        % of Total                         Value at Assumed
                          Number of    Options/SARS                     Annual Rates of Stock
                          Securities    Granted to  Exercise            Price Appreciation for
                          Underlying    Employees   or Base                 Option Term(3)
                         Options/SARS   in Fiscal    Price   Expiration ----------------------
          Name            Granted(1)       Year      ($/Sh)   Date(2)       5%         10%
          ----           ------------  ------------ -------- ---------- ---------- -----------
Frank C. McDowell.......   210,000         19.4%     $22.40   1/28/10   $2,958,320 $ 7,496,965
                            46,066(4)       4.2%     $28.35    6/5/05      360,816     797,308
                            17,926(4)       1.7%     $28.35   8/26/06      180,301     411,842
                             9,055(4)       0.8%     $28.35   2/13/07       99,134     229,340
                             4,761(4)       0.4%     $28.35    3/2/08       61,947     147,437
                            28,263(4)       2.6%     $28.35   5/11/09      437,612   1,076,041
                            13,220(4)       1.2%     $31.89    3/2/08      189,424     449,259
                           -------         ----                         ---------- -----------
                           329,291         30.3%                        $4,287,554 $10,608,192

LeRoy E. Carlson........   110,000         10.1%     $22.40   1/28/10   $1,549,596 $ 3,926,981
                             3,696(4)       0.3%     $28.60   3/15/06       35,073      79,345
                            18,412(4)       1.7%     $31.89   3/15/06      185,827     418,041
                            15,361(4)       1.4%     $32.75   3/15/06      147,658     329,006
                             7,082(4)       0.7%     $28.60   2/13/07       79,606     184,623
                             2,948(4)       0.3%     $31.89   2/13/07       35,438      81,696
                             9,596(4)       0.9%     $28.36    3/2/08      126,872     302,734
                             4,384(4)       0.4%     $31.89   5/11/09       74,910     183,556
                           -------         ----                         ---------- -----------
                           171,479         15.8%                        $2,234,980 $ 5,505,982

Edward F. Lange, Jr.....    60,000          5.5%     $29.69   6/26/07   $  845,234 $ 2,141,990

John H. Nunn............    67,500          6.2%     $22.40   1/28/10   $  950,889 $ 2,409,739
                            11,287(4)       1.0%     $28.60   3/15/06      107,108     242,308
                             9,963(4)       0.9%     $28.60   2/17/07      112,181     260,233
                             7,678(4)       0.7%     $28.60    3/2/08      102,373     244,275
                             4,384(4)       0.4%     $31.89   5/11/09       74,910     183,556
                           -------         ----                         ---------- -----------
                           100,812          9.2%                        $1,347,461 $ 3,340,111

Lauren L. Barr..........    30,000          2.8%     $27.18   1/28/10   $  422,617 $ 1,070,995
                             3,855(4)       0.4%     $27.18   8/30/03       17,971      38,029
                             2,432(4)       0.2%     $27.18   8/25/05       19,191      42,698
                             7,220(4)       0.7%     $27.18   4/29/06       65,488     148,250
                               125(4)       0.0%     $27.18   1/28/07        1,303       3,013
                             5,432(4)       0.5%     $31.89   1/28/07       64,833     149,306
                           -------         ----                         ---------- -----------
                            49,064          4.6%                        $  591,403 $ 1,452,291

--------
(1) All options shown in the table were granted under the 1999 BRE Stock Incentive Plan. The exercise price is 100% of the fair market value of the Common Stock on the date of grant. All options held by Messrs. McDowell, Carlson, Lange and Nunn may become immediately exercisable upon termination of employment following a change in control. See Employment Contracts and Termination of Employment and Change in Control Arrangements. Messrs. McDowell, Carlson, Lange, Nunn, and Ms. Barr immediately exercised, upon grant, options for 10,000, 10,000, 7,500, 10,000 and 5,000 shares, respectively. See Stock Loans.

(2) The options have a term of ten years, subject to acceleration upon a change in control or termination.

(3) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. There can be no assurance that any of the values reflected in the table will be achieved. Actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock and the continued employment of the executive officer holding the option through its vesting period.

(4) The right to receive reload options was given in connection with some options. The intent of reload options is to encourage the named executive officers to buy and hold shares by enabling them to use already-owned shares to pay the strike price when they exercise options and hold the shares. They then receive a reload option to replace shares used for the exercise, such that the total number of shares and options owned before and after the exercise are the same. The effective date of the grant of the reload options is the date the underlying option is exercised by delivering shares of Common Stock to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares as of the effective date of the grant of the reload options. Included in the amounts shown are reload options granted for Messrs. McDowell, Carlson, Nunn, and Ms. Barr of 119,291, 61,479, 33,312 and 19,064 shares, respectively.

Option Grants on February 16, 2001

  On February 16, 2001, the Compensation Committee approved the following option grants to the named executive officers under the 1999 BRE Stock Incentive Plan:

                                                                      Options
     Name                                                             Granted
     ----                                                             -------
     Frank C. McDowell............................................... 160,000(1)
     LeRoy E. Carlson................................................  57,500(2)
     Edward F. Lange, Jr.............................................  30,000(3)
     John H. Nunn....................................................  55,000(3)

--------
(1) Includes 10,000 shares to be exercised immediately related to a stock loan (see Stock Loans).

(2) Includes 7,500 shares to be exercised immediately related to a stock loan (see Stock Loans).

(3) Includes 5,000 shares to be exercised immediately related to a stock loan (see Stock Loans).

  The above options were granted at the market price of the Common Stock on the date of grant.

Aggregated Option Exercises in 2000 and Year-End Option Values

  The following table sets forth: (i) the number of shares received and the aggregate dollar value realized in connection with each exercise of outstanding stock options during 2000 by each of the named executive officers;
(ii) the total number of all outstanding unexercised options held by the named executive officers at the end of 2000; and (iii) the aggregate dollar value of all such unexercised options based on the excess of the market price of the Common Stock over the exercise price of the option.

                                                   Number of Securities      Value of Unexercised
                          Number of               Underlying Unexercised         In-the-Money
                           Shares                Options/SARS at 12/31/00   Options at 12/31/00(3)
                         Acquired on    Value    ------------------------- -------------------------
                         Exercise(1) Realized(2) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ----------- ----------- ------------- ----------- -------------
Frank C. McDowell.......   29,673     $178,127     40,271       572,624     $270,028    $3,716,661
LeRoy E. Carlson........   16,334     $ 43,171        --        207,479          --     $1,284,954
Edward F. Lange, Jr. ...   10,000          --         --         50,000          --     $  110,920
John H. Nunn............   11,259     $ 25,906        --        135,312          --     $  910,596
Lauren L. Barr..........   13,197     $ 75,997     13,568        84,851     $ 91,128    $  557,991

--------
(1) The amounts shown for Messrs. McDowell, Carlson, Lange, Nunn, and Ms. Barr include 10,000, 10,000, 10,000 7,500, and 5,000 shares, respectively, for the immediate exercise of stock options granted; these shares represent collateral for stock loans. There was no value realized for these shares. See Stock Loans.

(2) Value realized is calculated by subtracting the total exercise price from the market value of the underlying Common Stock on the date of exercise. For the options exercised for stock loans on the date of grant, the exercise price was equal to the market price at the time of exercise.

(3) The market value of the Company's Common Stock at December 31, 2000 was $31.69 per share.

Retirement Plan (401(k) Plan)

  The Company's Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the retirement plan, participating employees (including the named executive officers) may contribute up to 15% of their compensation, but not exceeding the amount allowed under applicable tax laws ($10,500 in calendar 2000), and the Company contributes 75% of the first 4% of the employee's contribution. All employees of the Company with six months of service are eligible to participate in the Retirement Plan. The Company's contributions on behalf of employees who have been employed with the Company (including prior service for certain entities acquired by the Company) for at least five years are fully vested.

Stock Loans

  Since 1995, the Board has approved five-year loans aggregating $4,624,407 to the named executive officers for the purpose of immediately exercising a portion of stock options granted on the date of the loan (the "Stock Loans"). The first of these loans was granted to Mr. McDowell on June 5, 1995, the date of commencement of his employment with the Company. Similar loans were granted to Messrs. Carlson, Lange, Nunn and Ms. Barr. See Employment Contracts and Termination of Employment and Change in Control Arrangements--Mr. McDowell-- Stock Loan. A provision in Mr. McDowell's employment agreement entitles him to an annual stock loan for 10,000 shares of Common Stock. See Employment Contracts and Termination of Employment and Change in Control Arrangements-- Mr. McDowell--Future Awards. The Board has adopted the practice of making similar annual performance grants to the other named executive officers.

  The following table summarizes certain information concerning the Stock Loans granted:

                                                           To Exercise
                                                   Loan    Option for   Interest
                       Date                       Amount  No. of Shares  Rate(1)
                       ----                      -------- ------------- --------
   February 16, 2001
    McDowell.................................... $287,000    10,000        6.5%
    Carlson..................................... $215,250     7,500        6.5%
    Lange....................................... $143,500     5,000        6.5%
    Nunn........................................ $143,500     5,000        6.5%
   June 23, 2000
    Lange....................................... $296,875    10,000        5.7%
   January 28, 2000
    McDowell.................................... $225,625    10,000        6.9%
    Carlson..................................... $225,625    10,000        6.9%
    Nunn........................................ $169,219     7,500        6.9%
    Barr........................................ $112,813     5,000        6.9%
   May 11, 1999
    McDowell.................................... $260,000    10,000        6.0%
    Carlson..................................... $156,000     6,000        6.0%
    Nunn........................................ $130,000     5,000        6.0%
    Barr........................................ $104,000     4,000        6.0%
   March 2, 1998
    McDowell.................................... $268,750    10,000        5.4%
    Carlson..................................... $134,375     5,000        5.4%
    Nunn........................................ $134,375     5,000        5.4%
    Barr........................................ $ 80,625     3,000        5.4%
   February 13, 1997
    McDowell.................................... $123,125     5,000        5.4%
    Carlson..................................... $123,125     5,000        5.4%
    Nunn........................................ $123,125     5,000        5.4%
   August 26, 1996
    McDowell.................................... $200,000    10,000        6.6%
   March 15, 1996(2)
    Carlson(3).................................. $177,500    10,000        7.1%
    Nunn(3)..................................... $177,500    10,000        7.1%
   June 5, 1995
    McDowell(3)................................. $612,500    40,000       8.25%

--------
(1) Payable quarterly except for Mr. McDowell's loans, for which interest accrues subject to forgiveness for loans made before January 28, 2000. The interest rate is equal to the dividend yield on the Common Stock purchased on the loan date.

(2) Does not include $50,000 in interest-free loans to each of Messrs. Carlson and Nunn. See Employment Contracts and Termination of Employment and Change in Control Arrangements--Messrs. Carlson and Nunn--Interest-Free Loans.

(3) As of March 15, 2001, these loans have matured and the portion which was not forgiven has been repaid.

  These loans are collateralized by the purchased shares with full recourse to the named executive officers. The loans made before 2000 are forgivable in whole or in part upon the achievement of performance criteria. The loans made in 2000 and 2001 do not have any forgiveness provisions. The loans made prior to 2000 are forgivable in whole or in part under certain circumstances similar to the forgiveness applicable to Mr. McDowell's June 5, 1995 loan as described in Employment Contracts and Termination of Employment and Change in Control Arrangements--Mr. McDowell--Stock Loan, Certain Severance Benefits and Messrs. Carlson and Nunn--Certain Severance Benefits, and Mr. Lange--Certain Severance Benefits. Upon termination, the Stock Loans that have forgiveness provisions are forgiven pro rata for the measurement periods, but the same performance goal criteria are used. Although certain of the performance goals have been attained, loan forgiveness will not occur until the five-year term ends.

Employment Contracts and Termination of Employment and Change in Control Arrangements

 Mr. McDowell

  Effective January 1, 2001 (the "Commencement Date"), the Company entered into a new employment agreement with Mr. McDowell. The agreement was for an initial term of one year, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Certain material terms of the agreement are as follows:

  Base Salary and Annual Incentive Bonus. Mr. McDowell receives a current base salary of $375,000 per year and is eligible to receive an annual incentive bonus targeted at 50% of base salary and up to 100% of base salary based on achievement of predefined operating or performance criteria established by the Board, with emphasis on growth in FFO per share (the "Annual Criteria").

  Certain Severance Benefits. If at any time during the term of the employment agreement the employment of Mr. McDowell is terminated, he shall be entitled to receive the benefits described below.

  (a) Termination Other Than In Connection with a Change in Control.

  (i) Termination Due to Death or Disability. Upon termination due to death or disability, Mr. McDowell or his estate will receive a lump sum payment equal to the estimated annual bonus he would have received for the fiscal year in question, if any (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to the date of death or disability), calculated on a pro rata basis to the date of termination. In addition, Mr. McDowell's stock loans made prior to 2000 would be forgiven based on certain performance formulas, taking into consideration the number of full months worked and the Company's performance through the last quarter ended 45 days or more prior to the termination date, with any balance payable 15 days after termination.

  (ii) Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, no further compensation would be payable to Mr. McDowell and the outstanding balance of the stock loans, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

  (iii) Termination by the Company Without Cause. If Mr. McDowell is terminated without cause, Mr. McDowell would receive a lump sum payment equal to his then base salary, plus an amount equal to the average of his annual bonus, if any, over the most recent two years, and the Loan Amount for loans made before 2000 would be reduced based on a pro rata application of certain performance formulas, taking into consideration the number of full months worked and the Company's performance through the last quarter ended 45 days or more prior to the termination date, with any balance payable immediately. In addition, Mr. McDowell shall receive within 90 days after such termination, the estimated annual bonus he would have received for the fiscal year in question, if any (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to date), calculated on a pro rata basis to the date of termination.

  (b) Termination Following a Change in Control.

  (i) Termination by the Company Without Cause or by Mr. McDowell for Good Reason. If Mr. McDowell is terminated without cause within 12 months following a Change in Control (defined to include, without limitation, the acquisition by a person or group of the beneficial ownership of 50% or more of the Company's outstanding securities and certain changes in the Board of Directors resulting from proxy contests or other actions by a person or group with beneficial ownership of 5% or more of the Company's outstanding securities), or if

Mr. McDowell terminates his employment for Good Reason (defined as material changes in the executive's duties, responsibilities or authority or the Company's relocation of the executive outside of San Francisco) within 12 months after a Change in Control, he would receive the following benefits: (a) a lump sum payment equal to: (x) two times his then base salary plus an amount equal to two times the average of his annual bonus over the most recent two years, if any (based on his current base salary of $375,000 and assuming average incentive compensation in the maximum amount of $375,000, this payment would be $1,500,000) plus (y) the estimated annual bonus he would have received for the fiscal year in question, if any (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to date), calculated on a pro rata basis to the date of termination; (b) all restrictions on the shares of Common Stock awarded to Mr. McDowell would vest and become exercisable for a period of three months; (c) all unvested stock options held by Mr. McDowell would vest and be exercisable for a period of three months; and (d) Mr. McDowell's stock loans would be forgiven based on certain performance formulas, taking into consideration the number of full months worked and the Company's performance through the last quarter ended 45 days or more prior to the termination date, with any balance payable immediately.

  (ii) Termination Due to Death or Disability. Upon termination due to death or disability following a Change in Control, Mr. McDowell or his estate would receive the same benefits described in paragraph (a)(i) above.

  (iii) Voluntary Termination Without Good Reason or Termination for
Cause. Upon voluntary termination of employment by Mr. McDowell without Good Reason upon not less than ninety days notice with such notice not earlier than the three month anniversary date of the Change in Control, within 12 months following a Change in Control (defined to include, without limitation, the acquisition by a person or group of the beneficial ownership of 50% or more of the Company's outstanding securities and certain changes in the Board of Directors resulting from proxy contests or other actions by a person or group with beneficial ownership of 5% or more of the Company's outstanding securities), he would receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years, if any ($750,000 assuming a $375,000 base salary and maximum incentive bonus). Mr. McDowell's stock loans would be forgiven based on certain performance formulas, taking into consideration the number of full months worked and the Company's performance through the last quarter ended 45 days or more prior to the termination date, with any balance payable immediately. In addition, Mr. McDowell would receive within 90 days after such termination, the estimated annual bonus he would have received for the fiscal year in question, if any (based on actual performance relative to the Annual Criteria for the fiscal year and Mr. McDowell's contribution to date), calculated on a pro rata basis to the date of termination. Upon termination for "cause" by the Company within 12 months following a Change in Control, no further compensation would be payable to Mr. McDowell and the outstanding balance of Mr. McDowell's stock loans, together with accrued but unpaid interest, would be payable in full within 15 days of termination.

  Any of the foregoing amounts payable to Mr. McDowell following a Change in Control is subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

  In addition, Mr. McDowell has signed other compensation-related agreements, the significant terms of which follow:

  Stock Loan. Upon the commencement of his employment with the Company in 1995, Mr. McDowell received a loan of $612,500 to exercise options to purchase 40,000 shares of Common Stock (at an exercise price of $15.32 per share) issued on that date (the "McDowell Stock Loan"). The McDowell Stock Loan had an interest rate of 8.25% per annum, compounded annually, with all principal and accrued interest payable in full on June 5, 2000 (the "Payment Date"); provided, however, that repayment of any principal and accrued interest under the McDowell Stock Loan (the "Loan Amount") would be forgiven in accordance with the following formulas (the "Performance Formulas"): (i) 20% of the Loan Amount would be forgiven if the gross book value of the Company's equity investments in real estate, investments in limited partnerships and mortgages was $937 million or more on the Payment Date, and a pro rata portion of 20% of the Loan Amount would be forgiven if such value was between $791 million and $937 million; (ii) 20% of the Loan Amount would be forgiven on the Payment Date if, on the second anniversary date of the McDowell Stock Loan, there had been an increase in FFO per share of the Common Stock for the two year period ending April 30, 1997 which was at or above the 80th percentile of the ten largest publicly traded multifamily real estate investment trusts (the "Indexed REITs") for a comparable period, and a pro rata portion of 20% of the Loan Amount would be forgiven if any such increase was within the 50th and 80th percentiles; (iii) 30% of the Loan Amount would be forgiven if, on the Payment Date, there had been an increase in FFO per share of Common Stock for the three year period ending April 30, 2000 which was at or above the 80th percentile of the Indexed REITs, and a pro rata portion of 30% of the Loan Amount would be forgiven if any such increase was within the 50th and 80th percentiles; and (iv) 30% of the Loan Amount would be forgiven if, as of the Payment Date, the average of the FFO multiples of Common Stock as of December 31 of each of the five preceding years (computed in each case by dividing the market price of Common Stock on the last trading day of the calendar year by the preceding twelve months' FFO) was at or above the 80th percentile of the average multiple of the Indexed REITs for the same five year period, and a pro rata portion of 30% of the Loan Amount would be forgiven if such multiple was within the 50th and 80th percentiles. In addition, repayment of a pro rata portion of the Loan Amount would be forgiven by the Company upon termination of Mr. McDowell's employment under the circumstances described in Certain Severance Benefits. Each of Mr. McDowell's subsequent loans granted in 1996 through 1998 have substantially the same terms as the McDowell Stock Loan. The stock loan made to Mr. McDowell in 1999 replaced formula (i) above with a formula allowing a forgiveness of up to 20% of the Loan Amount based on the Company's "same-store" (i.e. those apartment communities owned and stabilized for two full years ending on December 31 of each applicable year) growth in net operating income ("NOI", i.e. the excess of property income over property expense, excluding interest and depreciation). If the five year average of the Company's same-store growth in NOI is at or above the 80th percentile of the average of the same-store growth in NOI of the Indexed REITs for the same five year period, 20% of the Loan Amount will be forgiven; and a pro rata portion of 20% of the Loan Amount will be forgiven if such multiple is within the 50th and 80th percentiles. The stock loans made to Mr. McDowell in 2000 and 2001 do not have any provisions for forgiveness. See also Stock Loans.

  Future Awards. Mr. McDowell will receive annual long-term incentive awards which, assuming achievement of applicable performance goals, will provide Mr. McDowell with (i) a five-year loan to purchase 10,000 shares of Common Stock pursuant to an immediately exercisable stock option, on terms similar to the McDowell Stock Loan (see Stock Loan above) and (ii) performance options to purchase 50,000 shares of Common Stock at market value on the date of award (see Option Grants on February 16, 2001).

  Long Term Bonus Plan. Under bonus arrangements entered into in January 2000 and 2001, Mr. McDowell is eligible to receive bonuses payable after terms of five years of up to $314,975 and $393,215, respectively. The bonus amount that is actually awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount will be awarded based on the Company's same property growth in NOI; (ii) up to 50% of the bonus amount will be awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount will be awarded based on a FFO Multiple, defined as the closing price per share of the Company's Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria is measured against the ten largest publicly traded multifamily REITs.

 Messrs. Carlson and Nunn

  Effective March 15, 1996, the date of the merger with RCT, the Company entered into employment agreements with LeRoy E. Carlson and John H. Nunn. Each agreement was for an initial term of two years, with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Certain material terms of these agreements are as follows:

  Base Salary. Mr. Carlson currently receives a base salary of $275,000 and Mr. Nunn currently receives a base salary of $250,000. Each base salary will be subject to review each year with an expectation that the base salary will increase in an amount at least equal to any increase in the Consumer Price Index for the San Francisco Bay Area over the preceding twelve months.

  Annual Incentive Bonus. Each executive shall be eligible to receive an annual incentive bonus targeted at 30% of base salary. The amount of the annual bonus will be based on the achievement of predefined operating or performance goals and other criteria established by the Chief Executive Officer or the Compensation Committee of the Board.

  Interest-Free Loans. Upon their employment, Messrs. Carlson and Nunn each received a $50,000 interest-free recourse loan (an "Interest-Free Loan") to be forgiven either on the fifth anniversary of the date of employment, or upon earlier termination of employment under the circumstances described in Certain Severance Benefits. See also Stock Loans.

  Certain Severance Benefits. If, at any time during any automatic one-year renewal period, the employment of Messrs. Carlson or Nunn is terminated, he shall be entitled to receive the benefits described below.

  (a) Termination Other Than In Connection with a Change in Control.

  (i) Termination by the Company Without Cause. If the executive is terminated without cause, the executive will receive a lump sum payment equal to his then annual base salary plus an amount equal to the average of his annual bonus over the most recent two years, if any. In addition, the Interest-Free Loan will be forgiven and the Stock Loans made before 2000 will be forgiven based on a pro rata application of certain performance formulas, taking into consideration the number of full months employed and the Company's performance through the last quarter ended 45 days or more prior to the termination date.

  (ii) Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the annual bonus the executive would have received for the fiscal year in question, if any (based on the previous or average annual bonus amounts), calculated on a pro rata basis to the date of termination. In addition, the Interest-Free Loan will be forgiven and the Stock Loans made prior to 2000 will be forgiven based on a pro rata application of certain performance formulas, taking into consideration the number of full months employed and the Company's performance through the last quarter ended 45 days or more prior to the termination date.

  (iii) Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company, no further compensation will be payable to the executive and the outstanding balance of the Interest-Free Loan and the Stock Loans, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

  (b) Termination Following a Change in Control.

  (i) Termination by the Company Without Cause or by the Executive for Good Reason. If the executive is terminated without cause within 12 months following a Change in Control or if the executive terminates his employment for Good Reason within 12 months after a Change in Control, the executive will receive the following benefits: (a) a lump sum payment equal to two times his then base salary plus an amount equal to two times the average of his annual bonus over the most recent two years, if any; (b) all unvested stock options held by the executive would vest and be exercisable for a period of three months; and (c) the Interest-Free Loan would be forgiven and the Stock Loans made prior to 2000 would be forgiven based on a pro rata application of certain Performance Formulas, taking into consideration the number of full months employed and the Company's performance through the last quarter ended 45 days or more prior to the termination date, with any balance due immediately.

  (ii) Termination Due to Death or Disability. Upon termination due to death or disability following a Change in Control, the executive would receive the same benefits described in paragraph (a)(ii) above, reduced on a pro rata basis to the date of termination.

  (iii) Voluntary Termination Without Good Reason or Termination for
Cause. Upon voluntary termination of employment by the executive without Good Reason within 12 months following a Change in Control, the executive will receive a lump sum payment equal to his then base salary plus an amount equal to the average of his annual bonus over the most recent two years, if any. The outstanding balance of the Interest-Free Loan and the Stock Loans, together with accrued but unpaid interest, will be due on such termination. Upon termination for "cause" by the Company within 12 months following a Change in Control, no further compensation will be payable to the executive and the outstanding balance of the Interest-Free Loan and the Stock Loans, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

  Any of the foregoing amounts payable to Messrs. Carlson and Nunn following a Change in Control are subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

 Mr. Lange

  Effective June 23, 2000, the Company entered into an employment agreement with Edward F. Lange, Jr. for a term of three years, unless terminated in accordance with its terms. Certain material terms of these agreements are as follows:

  Base Salary. Mr. Lange currently receives a base salary of $250,000. The base salary will be subject to review each year based on relevant circumstances.

  Annual Incentive Bonus. Mr. Lange shall be eligible to receive an annual incentive bonus targeted at 40% of base salary and up to 80% of base salary. The amount of the annual bonus will be based on the achievement of management by objective criteria established by the Board of Directors.

  Stock Loans. Upon the commencement of his employment with the Company, Mr. Lange received a loan of $296,825 to exercise options to purchase 10,000 shares of Common Stock (at an exercise price of $29.68 per share) issued on that date. See also Stock Loans.

  Moving Assistance Loan. The Company shall provide Mr. Lange with a five-year, full recourse loan in an original principal amount of $150,000 at an interest rate equal to mid-term federal rate. The loan is to be forgiven on a pro rata basis on each anniversary date of employment, or upon earlier termination of employment under the circumstances described in Certain Severance Benefits. See also Stock Loans.

  Certain Severance Benefits. If, at any time during the three year period, the employment of Mr. Lange is terminated, he shall be entitled to receive the benefits described below.

  (a) Termination Other Than In Connection with a Change in Control.

  (i) Termination by the Company Without Cause. If the executive is terminated without cause, the executive will receive a lump sum payment equal to (i) 140% of his then annual base salary plus bonus if termination occurs prior to the determination of his first annual incentive bonus, (ii) his then annual base salary plus the amount of his annual incentive bonus awarded in the immediately preceeding year if termination occurs subsequent to the determination of his first annual incentive bonus, but prior to the determination for the second full year, or (iii) for any subsequent termination, his then base salary plus the average of his annual bonus over the most recent two years, if any. In addition, the Moving Assistance Loan will be forgiven, taking into consideration the number of full months employed prior to the termination date.

  (ii) Termination Due to Death or Disability. Upon termination due to death or disability, the executive or his estate will receive a lump sum payment equal to the annual bonus the executive would have received for the fiscal year in question, if any (based on the achievement of management by objective criteria established by the Board of Directors), calculated on a pro rata basis to the date of termination. In addition, the Moving Assistance Loan will be forgiven taking into consideration the number of full months employed prior to the termination date.

  (iii) Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for "cause" by the Company prior to the fifth anniversary of the agreement, no further compensation will be payable to the executive and the outstanding balance of the Moving Assistance Loan will be payable in full within 180 days of termination and the Stock Loans, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

  (b) Termination Following a Change in Control.

  (i) Termination by the Company Without Cause or by the Executive for Good Reason. If the executive is terminated without cause within 12 months following a Change in Control or if the executive terminates his employment for Good Reason within 12 months after a Change in Control, the executive will receive the following benefits: (a) a lump sum payment equal to (i) 280% of his then base salary if termination occurs prior to the determination of his first annual incentive bonus, (ii) his then annual base salary plus two times the amount of his annual incentive bonus awarded in the immediately preceeding year if termination occurs subsequent to the determination of his first annual incentive bonus, but prior to the determination for the second full year, or
(iii) for any subsequent termination, two times his then base salary plus the sum of his annual incentive bonus awarded in the prior two years, if any; (b) all unvested stock options held by the executive would vest and be exercisable for a period of three months; and (c) the Moving Assistance Loan would be forgiven taking into consideration the number of full months employed prior to the termination date, with any balance due within 15 days of termination.

  (ii) Termination Due to Death or Disability. Upon termination due to death or disability following a Change in Control, the executive will receive the same benefits described in paragraph (a)(ii) above, reduced on a pro rata basis to the date of termination.

  (iii) Voluntary Termination Without Good Reason or Termination for
Cause. Upon voluntary termination of employment by the executive without Good Reason within 12 months following a Change in Control, the executive will receive a lump sum payment equal to 140% of his then base salary plus an amount equal to the average of his annual bonus over the most recent two years, if any. The outstanding balance of the Moving Assistance Loan will be payable in full within 180 days of termination and the Stock Loans, together with accrued but unpaid interest, will be payable in full within 15 days of termination. Upon termination for "cause" by the Company within 12 months following a Change in Control, no further compensation will be payable to the executive and the outstanding balance of the Moving Assistance Loan will be payable in full within 180 days of termination and the Stock Loans, together with accrued but unpaid interest, will be payable in full within 15 days of termination.

  Any of the foregoing amounts payable to Mr. Lange following a Change in Control are subject to reduction to the extent such payments would constitute "parachute payments" as defined in Section 280G of the Code.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

Compensation Policies Affecting Executive Officers

 General

  The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed entirely of outside Directors.

  The objective of the Company's executive compensation program is to develop and maintain executive reward programs, which contribute to the enhancement of shareholder value, while attracting, motivating and retaining key executives who are essential to the long-term success of the Company. As discussed in detail below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, stock option grants, incentive stock loans, long term bonus awards, and, on occasion, restricted share grants. These elements are designed to operate on an integrated basis and together comprise total compensation value.

  Each year, the Committee reviews executive compensation in light of the Company's performance during the year against previously defined objectives and compensation data at companies that are considered comparable for Company performance purposes. In reviewing the Company's performance during 2000, the Committee considered a variety of additional factors. FFO per share increased approximately 10.3% from 1999 levels, which placed the Company's performance in the mid-range of the ten largest multifamily REITs (the "Comparable Group") and "same store" net operating income increased approximately 9% for the year, which was among the highest of the Company's Comparable Group. Also during 2000, BRE completed the development and lease-up of two directly owned communities totaling 460 units located in San Diego and Sacramento, California. The Company also purchased two multifamily communities located in the San Francisco Bay Area, one located in Southern California, and one located in the Denver suburb of Littleton, Colorado, totaling 1,332 units, and eight land sites for development of an estimated additional 1,666 units. Total shareholder return, taking into account dividends paid and stock price appreciation, was 48% for the year, and the Company's FFO multiple, an indication of price performance, was among the highest for the Company's Comparable Group.

 Base Salary

  Base salary levels of the Company's key executives are largely determined through an evaluation of the responsibilities of the position held, the experience of the particular individuals, a comparison with comparable companies in the real estate industry and the Committee's desire to achieve the appropriate mix between fixed compensation and incentive based compensation. In its determination of comparable companies, the Committee gives primary consideration to comparable companies included in the equity REIT peer group used for the five-year comparison of total shareholder return (see Comparative Stock Performance). Salary information about comparable companies is surveyed by reference to public disclosures made by companies in the real estate industry. In addition, during 1999, the Committee used salary survey data supplied by an outside compensation consultant. A change in a key executive's compensation from the previous year may reflect factors such as performance, changes in responsibility, contract provisions relative to inflation and adjustments to maintain a level of consistency with industry practices.

 Annual Cash Incentives

  The annual cash incentive is designed to provide a short-term (one year) incentive to executive officers with the potential award based on a percentage of an executive's base salary. For 2000, incentive awards were based on the achievement of predetermined corporate expectations and a determination of an executive's performance compared to specific objectives agreed upon by the executive and the Committee at the start of the year. For the executive officers, targeted annual cash incentive awards are a percentage of base salary determined by the

Committee. The Summary Compensation Table shows cash incentive bonuses paid to the named executive officers for 2000 based on such performance.

 Stock Options

  Stock options are designed to provide long-term (ten year) incentives and rewards tied to the price of the Common Stock. The Committee believes that stock options, which provide value to participants only when shareholders benefit from stock price appreciation, are an important component of the Company's annual executive compensation program. The number of options or shares currently held by an officer is not a factor in determining individual grants, and the Committee has not established any target level of ownership of Common Stock by executive officers. However, accumulation and retention of shares of Common Stock by officers is strongly encouraged. In order to facilitate share ownership and retention, in 1998 the Company implemented a program whereby certain executives may receive reload options, which continued through 2000.

  Stock options are awarded annually following the close of each year. The Company does not adhere to any firmly established formulas for the issuance of options to employees. In 1998, the Company extended the program of granting stock options to additional qualified employees at the community management level and above. In 2000, this program was continued. The Option Grants in 2000 table includes the options granted to the named executive officers during 2000 for 1999 performance. In determining the size of the grants to the named executive officers, the Committee assessed relative levels of responsibility, Company and individual performance and the long-term incentive practices of other comparable companies.

  In accordance with the provisions of the 1999 BRE Stock Incentive Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Company's Common Stock.

 Incentive Stock Loans

  Pursuant to the 1999 BRE Stock Incentive Plan, in 2000 the Company funded $1,030,157 aggregate principal amount of incentive stock loans to the named executive officers. As more fully described in Stock Loans, these loans were used to exercise some of the options granted to the named executive officers under the Plan. The Committee believes that these loans, by encouraging management's acquisition and retention of shares of Common Stock, provide even greater incentives for management to achieve both the Company's long-term performance objectives and its current strategic goals.

 Long Term Bonus Plan

  Under bonus arrangements entered into in January 2000 and 2001, the named executive officers are eligible to receive bonuses payable after terms of five years. The bonus amount that is actually awarded will be calculated using a formula whereby: (i) up to 20% of the bonus amount will be awarded based on the Company's same property growth in net operating income; (ii) up to 50% of the bonus amount will be awarded based on the increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount will be awarded based on a FFO Multiple, defined as the closing price per share of the Company's Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria is measured against the ten largest publicly traded multifamily REITs.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by the shareholders is not subject to this deduction limit. The Company's 1992 Employee Stock Option

Plan and the 1999 BRE Stock Incentive Plan are qualified so that stock options and certain other awards under such plans are not subject to the deduction limitations of Section 162(m). However, certain other types of compensation payments and their deductibility depend on the timing of an executive officer's vesting or exercise of previously granted rights, or on interpretations of changes in the tax laws and other factors beyond the Company's control. Although the Company generally seeks to preserve the federal income tax deductibility of compensation paid, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible. For 2000, the Committee anticipates that there will be no deduction limitations for Section 162(m) for compensation to each of the named executive officers.

CEO Performance Evaluation

  For 2000, the Committee evaluated Mr. McDowell's performance based on the factors discussed above under the caption "General," with particular emphasis on the achievement of operating, portfolio and performance objectives, growth in FFO per share and same store net operating income and corporate performance relative to multifamily peer groups. Based on these factors and Mr. McDowell's individual performance, in 2000 he received 40% of his potential maximum annual cash incentive together with the incentive stock loan and stock option grants described in Stock Loans and Option Grants on February 16, 2001.

  The members of the Compensation Committee give the foregoing report, namely:

                                          L. Michael Foley, Chairman
                                          John McMahan
                                          Gregory M. Simon

                         COMPARATIVE STOCK PERFORMANCE

  The line graph below compares the cumulative total shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NAREIT Equity REIT Total Return Index over the same period. This comparison assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1995 and that all dividends were reinvested(/1/).

Value of investment(/2/):

                       [PERFORMANCE GRAPH APPEARS HERE]

                         12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                         -------- -------- -------- -------- -------- --------
BRE Properties, Inc. ... $100.00  $148.64  $178.83  $165.95  $162.22  $240.61
S&P 500 Index........... $100.00  $122.86  $163.86  $210.64  $254.97  $231.74
NAREIT Equity REIT
 Index.................. $100.00  $135.27  $162.67  $134.20  $128.00  $161.75

--------
(1) Common Stock performance data is provided by SNL Securities was calculated using the ex-dividend date. The S&P Index and NAREIT Equity REIT Total Return Index data are provided by NAREIT, which calculate reinvestment results using the dividend payable date. The NAREIT Equity REIT Total Return Index data includes 158 companies with aggregate equity capitalization (excluding operating company units) of approximately $134 billion.

(2) Indicates appreciation of $100 invested on December 31, 1995 in the Common Stock, S&P 500, and NAREIT Equity REIT Total Return Index securities, assuming reinvestment of dividends discussed above.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

  The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and has considered the compatibility of nonaudit services with the auditors' independence.

  The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met formally six times during 2000.

  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board has also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

  The responsibilities of the Audit Committee are more specifically contained in the attached Charter and Powers of the Audit Committee of the Board of Directors of BRE Properties, Inc., which was originally approved by the full Board of Directors on October 25, 1999 and which was approved as amended on March 2, 2001.

  The members of the Audit Committee give the foregoing report, namely:

                                          Arthur G. von Thaden, Chairman
                                          L. Michael Foley
                                          Roger P. Kuppinger

                  AMENDING THE 1999 BRE STOCK INCENTIVE PLAN
                              (Proxy Item No. 2)

  The 1999 BRE Stock Incentive Plan (the "1999 Plan" or the "Plan") provides for the grant of stock options, share appreciation rights and restricted and unrestricted stock to officers and other employees of the Company, as well as consultants who serve the Company, for an aggregate of up to 2,000,000 shares of Common Stock. The Board of Directors originally adopted the Plan on January 25, 1999. The currently proposed amendment would increase the shares available for grant under the Plan from 2,000,000 to 3,500,000. On March 2, 2001, the Board of Directors amended the Plan subject to approval of shareholders.

  The purpose of the 1999 Plan is to attract and retain employees and consultants by providing them with incentive compensation and a proprietary interest in the Company. The following summary of certain provisions of the 1999 Plan does not purport to be complete and is qualified in its entirety by reference to the amended Plan document, which is attached hereto as Exhibit B.

Administration of the Plan

  The 1999 Plan is administered by the Board of Directors or by the Board's Compensation Committee (the "Committee"). To the extent that options and other awards granted under the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the Plan will be administered by a committee of two or more "outside Directors" within the meaning of Code Section 162(m). Awards under the 1999 Plan are intended to be exempt from the SEC's short-swing profit rule, pursuant to Rule 16b-3.

  The Committee, or the full Board, is authorized to grant awards, to determine to whom grants are made, and the terms and conditions thereof, and to adopt rules and regulations relating to the 1999 Plan. The individuals eligible to participate are those salaried employees (including officers and Directors who are also employees) of the Company, as well as persons who serve the Company as consultants, as the Committee shall determine.

Shares Available Under the Plan

  The Plan authorizes grants for up to 2,000,000 shares of Common Stock, including 750,000 shares authorized in a Broad-Based Employee Stock Plan that the Board adopted on November 16, 1998 for employees who are not executive officers of the Company. The Broad-Based Plan was incorporated into the 1999 Plan upon 1999 approval by the shareholders.

  Each award under the 1999 Plan is subject to customary anti-dilution provisions applicable in the event of a stock dividend, stock split, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of shares and the class of shares available under the Plan or to any outstanding award, as it shall deem appropriate to prevent dilution or enlargement of rights. Upon termination of any Plan awards, the shares subject to those awards may again be made the subject of additional Plan awards. When already-owned shares are delivered to pay the exercise price of a Plan option, only the net shares issued upon exercise will be deemed utilized in the Plan. The maximum number of shares which may be the subject of awards to any one individual under the 1999 Plan is 1,000,000 shares.

  Stock Options. The Committee has discretion to grant either incentive stock options within the meaning of Section 422 of the Code ("ISOs") or non-qualified stock options ("NQSOs"). A further description of these two types of stock options appears below under the heading "Certain Federal Income Tax Consequences". Stock option grants may be evidenced by written agreements in such form approved by the Committee consistent with the terms of the Plan. The Committee will, subject to the terms and conditions of the Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options. The exercise price will be not less than the market value on the grant date.

  The Plan provides that the Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Generally, options vest 20% or 33% per year beginning one year after the grant date and expire ten years from the date of grant. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. The Committee may also provide in any option that the option may be exercised prior to the full vesting of the option, provided that any shares acquired upon exercise of the option will be subject to restrictions determined by the Committee (including, among others, forfeiture restrictions, restrictions on the transferability of shares, the right of the Company to repurchase shares, and a right of first refusal in favor of the Company.) In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of an optionee or upon a change in control (as defined in the Plan) of the Company.

  Unless the Committee otherwise provides, in the event of a termination of an optionee's employment, so long as the Optionee gives the Company two weeks notice and cooperates in transition, the optionee may, to the extent exercisable on the date of termination, exercise the option for 90 days (or 12 months in the case of the optionee's death or disability) after the termination date, and the option will terminate at the end of that period. Otherwise, the option will terminate upon the optionee's termination of service. In addition, if the termination of service is due to the optionee's retirement, the Plan provides for special rules relating to the exercisability of the options after retirement and additional vesting based on the optionee's age and position with the Company at retirement. The Committee may provide in any option that if the exercise of the option under certain circumstances would violate federal or state securities laws, then the option will not terminate until the earlier of the expiration of the option or three months following the first date on which the exercise of the option would not be in violation of such securities laws. In the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee, in its discretion, to either accelerate the vesting of outstanding options or cancel options which were exercisable at any time prior to the effective date of such transaction.

  Payment of the option price upon exercise of an option will be in cash or, in the discretion of the Committee, in shares of Common Stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. The option holder may in certain circumstances elect to have shares withheld to satisfy tax-withholding requirements in connection with the exercise of an option. In the discretion of the Committee, an option agreement may also provide for the extension of an interest-bearing loan from the Company to the optionee to finance exercise of an option, provided that the term of the loan does not exceed ten years, the loan is with full recourse to the optionee, and repayment of the loan is secured by the shares so acquired by the optionee. The Company has adopted a practice of extending such loans to the named executive officers on terms described in Stock Loans. The Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program, including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

  In general, options are transferable only by will or by the laws of descent and distribution and, during the lifetime of the optionee, the option shall be exercisable only by the optionee or by the optionee's guardian or legal representative; however, the Committee has the discretion to permit lifetime transfers based on recent SEC rule changes, and the Committee is considering allowing the transfer of NQSOs to an optionee's family members.

  The Company has adopted a policy of permitting executive officers to receive "reload" options when they exercise options using already-owned shares of Common Stock. A "reload" means the executive officer would receive a new option, expiring on the expiration date of the original option, for the amount of shares so delivered, plus any shares delivered or withheld from the exercise, to pay applicable withholding taxes. A reload option will be at a price equal to the market price at the time of exercise and have a term expiring on the same date as the original option. The reload option will vest and become exercisable 18 months after exercise of the original option or, if sooner, 12 months prior to the expiration date of the reload option. The exercise of a reload option using stock will result in a further reload option being granted. Reload options will not be granted when an option is exercised by a person who is no longer an employee. The shares relating to reload options that expire unexercised will not be available for future grant under the Plan.

  The Board believes that the availability of reload options encourages officers to exercise their options at an early date rather than wait until near expiration of an option, in that the reload concept in effect affords optionees the benefit of the original option for the option term, while permitting them to increase their current share holdings by retaining shares rather than receiving cash upon exercise of their options.

  At the time of the distribution to our stockholders of the common stock of VelocityHSI, Inc. ("VelocityHSI"), all options then outstanding under the Plan ("BRE Options") were adjusted to provide that each holder of a BRE Option was also issued an option to purchase one share of common stock of VelocityHSI (the "VelocityHSI Common Stock") for each five shares of Common Stock subject to the BRE Option (each adjusted option to purchase VelocityHSI Common Stock, a "VelocityHSI Option"). As part of the adjustment, the exercise price of the BRE Option was reduced (each adjusted option to purchase Common Stock, an "Adjusted BRE Option") in a manner which preserved the value of the BRE Options and allocated the exercise price between the Adjusted BRE Options and the VelocityHSI Options based upon the relative values of the Common Stock and the VelocityHSI Common Stock. Following this adjustment, the Adjusted BRE Options will remain subject to the terms of the Plan and any applicable option agreement, and all VelocityHSI Options will be subject to the terms of the applicable option agreement and the terms of VelocityHSI's equity incentive plan.

  For purposes of the Plan, Adjusted BRE Options held by persons who are service providers to VelocityHSI will be administered so that references to service or termination of service in the Plan and in the applicable option agreement will be deemed to refer to service or termination of service with VelocityHSI and its subsidiaries or affiliates.

  Share Appreciation Rights (SARs). The 1999 Plan provides that the Committee may grant SARs in connection with all or part of any option granted under the Plan. The number of SARs granted to an optionee may not exceed the number of shares of Common Stock which the optionee may then purchase upon exercise of the related option or options.

  The holder of an option and related SARs may elect to exercise the SARs or a part thereof in lieu of exercising the option or a portion thereof. Upon any exercise of SARs, the optionee must surrender the related option with respect to a number of shares equal to the number of SARs exercised and, in exchange, the optionee will receive the excess of the fair market value of the Common Stock covered by the portion of the option surrendered over its option price. Payment of SARs may be made in shares of Common Stock valued at fair market value or, in the discretion of the Committee, in cash. In the event of the surrender of all or a portion of an option for SARs, the shares represented by the portion surrendered will not be available for reissuance under the Plan.

  If SARs are granted with respect to an option, the existence of the SARs will require charges to income for compensation expense based on the amount, if any, by which the market price of the shares of Common Stock subject to the SARs exceeds the option price over the period of the option. The Company does not at present intend to grant SARs under the 1999 Plan.

  Restricted Share Awards. The Committee may grant restricted shares, i.e., shares of Common Stock that are subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or service to the Company or achievement of pre-established performance goals, or both, as determined by the Committee. The specific categories of and procedures for establishing such goals are set forth in
Section 4.3 of the Plan. The Committee's discretion in establishing performance goals would not be limited to Section 4.3 when the grantee's compensation amount is not expected to be subject to the deduction limitations of Code Section 162(m).

  Stock certificates for restricted shares shall be issued in the name of the holder, but the certificates may be retained in escrow until such time as the restrictions shall have lapsed. The holder of restricted share shall have all rights of a shareholder with respect to the Common Stock registered in his or her name, including voting and dividend rights, unless otherwise provided in the restricted share award.

  Other Stock-Based Share Awards. The 1999 Plan also authorizes the Committee to award or offer shares of Common Stock, and units representing the right to receive shares in the future, either restricted or unrestricted, and as current or deferred compensation for a number of shares (or share units) having a value on the grant date equal to the amount of such compensation.

Certain Federal Income Tax Consequences

  The following discussion is based on United States federal income tax laws and regulations in effect on the date of this Proxy Statement. It is for general information only and does not purport to be a complete description of the federal income tax aspects of the 1999 Plan. No information is provided herein with respect to estate, inheritance or foreign, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an award or the disposition of any of the acquired shares under those laws. The exact federal income tax treatment of awards will depend on the specific nature of any such award and the individual recipient's particular circumstances. An award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted shares, an award which is payable in cash, or otherwise.

  Incentive Stock Options. Neither the grant nor the exercise of an ISO is generally taxable to the employee receiving the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will result in an adjustment for alternative minimum tax purposes. If the employee holds the stock purchased upon exercise of an incentive stock option for at least one year after the purchase of the stock and until at least two years after the option was granted, his or her sale of the shares will produce long-term capital gain or loss, and the Company will not be entitled to any tax deduction. However, if the employee sells or otherwise transfers the stock before these holding periods have elapsed, he or she will generally be taxed at ordinary income rates on the amount of the excess of the fair market value of the stock when the option was exercised over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss as the case may be. If, however, an ISO is exercised before it vests for shares which are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, the optionee may file an election under Section 83(b) of the Code, within 30 days of the purchase of the shares, to be taxed currently on any difference between the purchase price of the shares and their fair market value for alternative minimum tax purposes. This will result in a recognition of income to the optionee on the date of exercise, for alternative minimum tax purposes, measured by the excess, if any, of the fair market value of the shares at the time the option is exercised over the purchase price for the shares. Absent such an election, alternative minimum taxable income will be measured and recognized when the substantial risk of forfeiture lapses. The Company's current practice is to award ISOs to employees up to the limit permitted by the Code for an ISO, but grants to consultants must be NQSOs.

  Non-Qualified Options. Although the grant of NQSOs under the Plan also is not generally taxable to the optionee, upon exercise the optionee will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. However, if a NQSO is exercised before it vests for shares which are subject to a "substantial risk of forfeiture," the optionee may file a Section 83(b) election, within 30 days of the purchase of the shares, to be taxed currently on any difference between the purchase price of the shares and their fair market value. This will result in a recognition of ordinary income to the optionee on the date of exercise, measured by the excess, if any, of the fair market value of the shares at the time the option is exercised over the purchase price for the shares. Absent such an election, taxable income will be measured and recognized when the substantial risk of forfeiture lapses. The amount included in an individual's income as a result of the exercise of a non-qualified option will be treated as his or her basis in the shares acquired, and any remaining gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

  Optionees are strongly encouraged to seek the advice of a tax consultant in connection with the purchase of the shares and the advisability of filing an election under Section 83(b).

  Restricted Stock. The grant of restricted stock is not a taxable event. When restrictions imposed upon the restricted stock expire, the holder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of such expiration over the purchase price, if any, for the shares. The holder may, however, elect within 30 days after the date of acquisition to recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on such shares, over the purchase price, if any, for the shares. If and when the holder recognizes ordinary income attributable to the restricted stock, the Company will be entitled to a deduction in the same amount.

  Share Appreciation Rights. The grant of an SAR is generally not a taxable event for the holder. Upon exercise of the SAR, the holder will recognize ordinary income in an amount equal to the amount of cash or stock received upon such exercise, and the Company will be entitled to a deduction in the same amount.

  Other Awards. Awards may be granted under the Plan that do not fall into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. In general, compensation in lieu of cash will be treated as ordinary, taxable income to the grantee and deducted by the Company. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1999 Plan. The Plan authorizes employees to elect to have the Company withhold shares from any award in the amount of the tax withholding, in which event the Company would then pay the withholding amount in cash. Awards granted as share units will not be taxable before the shares are issued.

  Excess Parachute Payments. Where the terms of the agreements pursuant to which specific awards made under the Plan provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

  Alternative Minimum Tax. The amount by which the fair market value of the shares received upon exercise of an ISO exceeds the exercise price of the shares is included in the calculation of "alternative minimum taxable income" of the optionee. For minimum tax purposes, the basis of stock acquired through the exercise of an incentive stock option equals the fair market value taken into account in determining the amount of the alternative minimum taxable income. A portion of a taxpayer's minimum tax attributable to certain items (including the spread on the exercise of an incentive stock option) may be credited against the taxpayer's regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax.

  Section 162(m) Compensation Deduction Limitation. Stock options, SARs, performance-based restricted stock and forgivable loans granted under the Plan are intended to be "performance-based compensation" and therefore not subject to the deduction limitation of Code Section 162(m).

Accounting

  The Company has elected to be governed by Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44, so that there is no compensation expense in connection with the grant or exercise of stock options granted to employees under the Plan. Financial Accounting Standards Board Statement 123 requires companies to show in a footnote to their annual financial statements the pro forma effect that option grants to employees would have had on earnings if the "value" of the stock options granted that year were treated as compensation expense, including reload option grants. See Note 9 of the Notes to Consolidated Financial Statements in the Company's 2000 Annual Report to shareholders. Stock options granted to consultants would, however, involve an earnings charge for the value of the option on the vesting date(s). Restricted and unrestricted stock grants under the Plan would involve an earnings charge for the value of the shares, as would SARs as discussed above.

Amendment and Duration of the Plan

  The 1999 Plan expires January 24, 2009. The Plan may be terminated or amended by the Board at any time; however, an amendment increasing the number of shares subject to the Plan, or extending the term of the Plan, will be subject to shareholder approval.

Recent Stock Price

  On March 15, 2001, the closing price of a share of the Company's Common Stock on the New York Stock Exchange was $29.75.

Vote Required for Approval; Recommendation of Board of Directors

  The approval of a majority of the shares present and voting at the meeting is required to approve the amended Plan. The Board of Directors has unanimously approved the amended Plan and unanimously recommends that shareholders vote FOR the amended Plan. If the amended Plan is not approved by the shareholders, the Plan as previously in effect will remain in effect.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                              (Proxy Item No. 3)

  Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ended December 31, 2001. Fees for the last annual audit and quarterly reviews were $174,400 and all other fees were $1,547,900, including: $900,000 in fees related to researching alternate structures for and execution of the spin-off of VelocityHSI, Inc., including accounting and tax services and review of registration statements; audit related services of $211,000; and nonaudit services of $436,900. Audit related services generally include fees for accounting consultations, internal audit and SEC registration statements. Nonaudit services generally include fees for tax compliance and portfolio transactions.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. The affirmative vote of a majority of the shares represented at the Annual Meeting and voted with respect to this proposal, if a quorum is present, is sufficient to ratify such selection. The Board unanimously recommends a vote FOR this proposal.

                             SHAREHOLDER PROPOSALS

  Any shareholder who wishes to submit a proposal for presentation at the next Annual Meeting of Shareholders must submit the proposal to BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809,
Attention: Secretary. Such proposal must be received not later than November 25, 2001 for inclusion in the Company's proxy statement and form of proxy relating to next year's Annual Meeting and provided that the proposals are in compliance with applicable laws and regulations.

  Shareholder proposals to be presented at the 2001 Annual Meeting outside the process of Rule 14a-8 of the Securities and Exchange Commission's Proxy Rules must be received by the Company on or before February 10, 2002 or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission's Proxy Rules.

  A description of the business experience of the other executive officers of the Company is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                 OTHER MATTERS

  It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

                      By Order of the Board of Directors

March 23, 2001

  UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 44 MONTGOMERY STREET, 36th FLOOR, SAN FRANCISCO, CA 94104-4809, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THIS REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MARCH 9, 2001, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                                                      EXHIBIT A

                   CHARTER AND POWERS OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF BRE PROPERTIES, INC.

                                 Organization

  This Charter and Powers ("Charter") of the Audit Committee ("Committee") was prepared and approved by the Board of Directors ("Board") of BRE Properties, Inc. ("Company") on October 25, 1999, and amended by the Board of Directors on March 2, 2001, to serve as a guideline for the Committee. The Committee shall be comprised of at least three Directors who are independent of management. Members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A member of the Committee who receives compensation from the Company solely for his or her service on the Board or who receives benefits under a tax qualified retirement plan shall be considered independent. All Committee members will be financially literate, and at least one member will have accounting or related financial expertise.

  The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                              Statement of Policy

  The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting and financial disclosure practices of the Company. Further, in conjunction with counsel and independent accountants, the Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of the Company, including compliance by the Company with all applicable laws, regulations and Company policies relating to accounting, financial reporting and financial disclosure.

  The Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee or at the request of the Company's independent accountants;

2. Obtaining a clear understanding with management and the independent auditors that the independent auditors and internal auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders; Reviewing the performance of the independent accountants and making recommendations to the Board regarding their appointment or termination; Discussing with the auditors their independence from management and the Company and the matters included in the written disclosures by the Independence Standards Board;

3. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing the independent accountants' annual engagement letter as appropriate; and directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance;

4. Reviewing with the Board or management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

5. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

6. Reviewing the financial statements to be included in the Company's Annual Report on Form 10-K and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein; Reviewing the interim financial statements with management and the independent auditors prior to the filing of Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review;

7. Obtaining from the independent accountants and internal auditors their recommendations, if any, regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient, if any;

8. Providing an independent, direct line of communication between the Board and the internal auditors and independent accountants;

9. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Ethics and Conflict of Interest Policy;

10. Reviewing the procedures established by the Company that monitor compliance by the Company with its loan and indenture covenants and restrictions;

11. Reporting to the Board following meetings of the Committee;

12. Maintaining minutes or other records of meetings and activities of the Committee;

13. Reviewing the powers of the Committee and reporting and making recommendations to the Board on these responsibilities;

14. Conducting or authorizing investigations into any matters within the Committee's scope of responsibilities. The Committee shall, at its own discretion, retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

15. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable;

16. The Committee shall reassess this Charter annually and make recommendations to the Board regarding its revision when and as necessary.

                                                                      EXHIBIT B

                        1999 BRE STOCK INCENTIVE PLAN,
                                  AS AMENDED

                                   ARTICLE I
                                    GENERAL

  1.1 Purpose of the Plan. The purpose of the 1999 BRE Stock Incentive Plan (the "Plan") is to attract and retain employees and consultants who perform services for the Company or a Subsidiary of the Company and afford them the opportunity to acquire a stock ownership interest in the Company, thereby providing them incentive compensation based on the success of the Company.

  1.2 Definitions. As used in the Plan and the related Award Agreements, the following terms will have the meanings stated below:

    (a) "Award" means any Option, SAR, Restricted Shares or other stock-based award granted pursuant to the Plan.

    (b) "Award Agreement" means the written agreement, if any, between the Company and a participant pursuant to which an Award may be granted. The Committee shall determine the terms of each Award Agreement, subject to the terms and conditions of the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) A "Change of Control" occurs when any person or group together with its affiliates and associates (other than the Company or any of its subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 40 percent or more of the then outstanding Shares or commences a tender or exchange offer which results in the offeror owning 40 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (f) "Company" means BRE Properties, Inc., a Maryland corporation.

    (g) "Committee" means the Compensation Committee appointed by the Board to administer the Plan. The Committee shall consist solely of two or more members of the Board who are not employees. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason.

    (h) "Eligible Participants" means salaried employees, including officers and Directors who are employees, of the Company or any Subsidiary, and persons that serve the Company or a Subsidiary as a consultant. An Award may be granted to a prospective employee prior to the date the employee performs services for the Company or a subsidiary, provided that any such Award shall not become vested prior to the date the employee first performs such services.

    (i) "Exchange Act" means the Securities Exchange Act of 1934.

    (j) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

    (k) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422(b) of the Code.

    (l) "Non-qualified Stock Option" or "NQSO" means an Option that is not intended to qualify as an ISO.

    (m) "Option" means an option to purchase Shares and shall be either an ISO or a NQSO.

    (n) "Optionee" means the holder of an Option.

    (o) "Option Price" means the price to be paid for Shares upon exercise of an Option as determined in accordance with Section 2.2.

    (p) "Restricted Shareholder" shall have the meaning set forth in Section
  4.1.

    (q) "Restricted Shares" means Shares issued pursuant to Article IV.

    (r) "Share Appreciation Right" or "SAR" means a right granted pursuant to
  Article III.

    (s) "Shares" means shares of common stock, $.01 par value, of the Company.

    (t) "Share Units" means a right to receive shares in the future.

    (u) "Subsidiary" means any corporation or other entity in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power, or which is otherwise controlled by the Company.

  1.3 Administration of Plan.

    (a) The Plan shall be administered by the Committee; provided, however, that (i) the Board shall at all times be entitled to act in the Committee's stead, and (ii) to the extent permitted by applicable law, the Committee may delegate any of its responsibilities and powers to any of its members or other persons selected by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

      (i) The Eligible Participants to whom Awards shall be granted. Awards may be made to the same person on more than on occasion;

      (ii) The number of Shares to be covered by an Award;

      (iii) Which Options granted shall be ISOs and which shall be NQSOs;

      (iv) The period and conditions, if any, under which each Award shall vest or be exercisable (including acceleration of an Award); and

      (v)  he terms and conditions of each Award Agreement.

    (b) The Committee's decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Award granted pursuant to the Plan.

  1.4 Types of Grants and Awards Under Plan. Awards under the Plan may be in the form of Options, SARs, Restricted Shares or other stock-based Awards. The date of grant of an Award hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Award Agreement.

  1.5 Transferability. Except as permitted by the Committee, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

  1.6 Shares Subject to Plan. The maximum number of Shares which may be issued under this Plan (subject to adjustment in accordance with Section 6.4) shall be 3,500,000 Shares, including the 750,000 Shares authorized in the Company's 1998 Broad-Based Employee Stock Plan (which plan shall terminate and be incorporated herein upon shareholder approval of this 1999 Plan); plus any Shares that are subject to Awards granted under any other prior stock plan of the Company to the extent that, following termination of that prior plan, the Award is forfeited, expires or is canceled without delivery of Shares. In the event that any outstanding

Award under this Plan shall expire or terminate for any reason, the Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. In the event that the Option Price is paid by delivery of already-owned Shares upon exercise of an Option, only the net Shares issued shall be deemed utilized for purposes of this
Section 1.6; provided, however, that the maximum number of Shares for which ISOs may be granted under the Plan shall be 3,500,000 Shares.

  1.7 Maximum Awards to a Participant. The maximum number of Shares that may be covered by Awards granted under the Plan to any one person shall be 1,000,000 Shares.

  1.8 Effective Date and Term of Plan.

    (a) The Plan shall be effective on January 25, 1999, subject to approval, within 12 months after that date, by a majority of those outstanding Shares of voting stock of the Company voting in person or by proxy at a duly held shareholder meeting. To the extent any Awards are granted prior to shareholder approval of the Plan, the Awards shall be contingent on shareholder approval of the Plan.

    (b) The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on January 24, 2009. Expiration or termination of the Plan will not affect the validity of any Awards then outstanding.

                                  ARTICLE II
                                 STOCK OPTIONS

  2.1 Option Agreements. The grant of an Option may be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

  2.2 Option Price. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

  2.3 Duration of Option. No Option shall be exercisable after the expiration of ten years from the date of grant.

  2.4 Date of Exercise. Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee, in whole or in part. In the discretion of the Committee, an Option may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon a Change of Control.

  2.5 Method of Exercise. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the Company of written notice of exercise accompanied by payment in full of the Option Price for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from exercise of the Option.

  2.6 Payment of Option Price. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as permitted by the Committee, (i) by tendering to the Company, by either actual delivery or by attestation of ownership, already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise, (ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the Company, and delivers the remaining proceeds to the Optionee (and in connection therewith the Company may establish a cashless exercise program, including a program where, in the discretion of Committee, the commissions on the sale of Shares to which the exercise relates are paid by the Company), or (iii) by any combination of cash and already-owned Shares or such cashless exercise methods having a combined value equal to the Option Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

  2.7 Option Exercise Loans. An Option Agreement may provide for the extension of a loan from the Company to the Optionee to finance exercise of the Option. Any such loan shall have a term that does not exceed ten years, shall be secured by a pledge of the Shares acquired pursuant to exercise of the Option, shall be with full recourse against the Optionee, shall bear interest at rates determined by the Committee, and shall contain such other terms and conditions as the Committee shall determine consistent with the Plan.

  2.8 Termination of Employment. Unless otherwise provided by the Committee in the Award Agreement, in the event of a termination of an Optionee's employment with the Company, the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of termination) for a period of ninety (90) days from the date of termination (but not beyond the original Option term), and the Option shall terminate upon the expiration of such ninety day period, so long as the Optionee gives the Company two weeks notice and cooperates in transition. Otherwise, the Option shall terminate upon Optionee's termination. However, (i) if an Optionee dies or becomes permanently disabled, unless otherwise provided by the Committee in the Award Agreement, the Optionee or the Optionee's estate, personal or legal representative or beneficiary, may exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of 12 months from the date of death or disability, but not beyond the original Option term, (ii) with respect to an Optionee who either (A) is not an officer of the Company with the title of Senior Vice President or higher at the time of retirement, or (B) is an officer of the Company with the title of Senior Vice President or higher at the time of retirement but who fails to satisfy the Retirement Conditions (as defined below), unless otherwise provided by the Committee in the Award Agreement, if the Optionee retires at or after Retirement Age (as defined below), the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of 12 months from the date of retirement, but not beyond the original Option term, and (iii) with respect to an Optionee who is an officer of the Company with the title of Senior Vice President or higher at the time of retirement and who satisfies the Retirement Conditions, unless otherwise provided by the Committee in the Award Agreement, any outstanding Options held by the Optionee shall, as of the date of retirement, become vested and exercisable according to the following schedule, and the vested portion of such Options shall remain exercisable until the expiration of the original Option term:

                                                     Percentage of then Unvested
                                                      Shares which Shall Become
     Age at Retirement                                 Vested upon Retirement
     -----------------                               ---------------------------
     55.............................................               0%
     56.............................................              20%
     57.............................................              40%
     58.............................................              60%
     59.............................................              80%
     60 and higher..................................             100%

provided, however, that if the Optionee's age at retirement is between the yearly increments set forth in the table above, the Option shall vest with respect to an additional pro rata percentage of the unvested shares subject thereto based on the number of full months of the Optionee's age between the yearly increments. For example, if the Optionee's age at retirement is 58 years and 6 months, the Option shall become vested with respect to a total of 70% of the unvested shares subject thereto; if the Optionee's age at retirement is 58 years and 9 months, the Option shall become vested with respect to a total of 75% of the unvested shares subject thereto.

  For purposes of the Plan, the Optionee shall be deemed to have reached "Retirement Age" when the sum of the Optionee's actual age plus the number of the Optionee's years of service with the Company is greater than or equal to sixty-five (65), provided that the Optionee's actual age is not less than fifty-five (55). The Committee, in its absolute discretion, shall determine all matters and questions relating to the computation of an Optionee's years of service with the Company. The Optionee shall be deemed to have satisfied the "Retirement Conditions" if the Optionee retires at or after Retirement Age and the Optionee has provided the Committee with not less than 12 months advance written notice of his or her retirement date.

  2.9 Early Exercisability. The Committee may provide that, with respect to any Option, the Optionee may, at any time before a termination of the Optionee's service with the Company, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option pursuant to this Section 2.9 shall be subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, including, without limitation, forfeiture restrictions, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, and "bring-along" rights. Such terms and conditions may, in the Committee's sole discretion, be contained in the applicable Option agreement (or an amendment thereof) or exercise notice, restricted stock purchase agreement, or such other agreement as the Committee shall determine, in each case in a form determined by the Committee in its sole discretion. The issuance of such Shares shall be conditioned on the Optionee's consent to such terms and conditions or the Optionee's entering into such agreement or agreements.

  2.10 Extension of Exercisability. The Committee may provide in an Optionee's Option agreement that if the exercise of the Option following the termination of the Optionee's service with the Company or the Optionee's tender of already-owned Shares or the sale of Shares pursuant to a "cashless exercise" in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a "cashless exercise") would not be in violation of such securities laws, as determined by the Committee.

                                  ARTICLE III
                           SHARE APPRECIATION RIGHTS

  3.1 Grant of SARs. Share appreciation rights may be granted in connection with all or any part of any Option granted under the Plan. The number of SARs granted to an Optionee shall not exceed the number of Shares which the Optionee may purchase upon exercise of the related Option. SARs granted under the Plan shall be included in the related Award Agreement between the Company and the Optionee.

  3.2 Exercise of SARs. A holder of SARs may exercise such rights, in whole or in part, in lieu of exercise of the related Option, only to the same extent and subject to the same conditions as the related Option is then exercisable and unexercised. At the time of exercise, the Optionee shall surrender the Option with respect to the number of Shares equal to the number of SARs exercised, and the number of Shares available for the grant of future Options and SARs under the Plan shall be reduced by the number of Shares with respect to which an Option is so surrendered. The Committee, in its discretion, may prescribe terms, conditions and limitations on the exercise of SARs.

  3.3 Payment of SARs. Upon exercise of SARs, in consideration of the surrender of the related Option, the holder thereof shall be entitled to receive, with respect to each such right, an amount equal to the excess of the Fair Market Value of one Share at the time of exercise over the Option Price per Share for the Shares subject to the related Option and SAR being exercised. This amount shall be payable as the Optionee shall elect, in cash, Shares or any combination of cash and Shares; provided, however, that the Committee shall have sole discretion to consent to or disapprove any election to receive cash in full or partial payment of such amount. If the Optionee is to receive all or any portion of such amount in Shares, the number of Shares shall be determined by dividing such amount or portion thereof by the Fair Market Value per Share at the time of exercise. If the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number.

                                  ARTICLE IV
                               RESTRICTED SHARES

  4.1 Award of Restricted Shares. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award Shares to be held under the restrictions set forth in this Article IV to any Eligible Participant. Upon making such an award, the Company shall cause Restricted Shares to be issued and registered in the name of the person to whom Restricted Shares are awarded (the "Restricted Shareholder").

  4.2 Restrictions. Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g., continued employment or service and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a Change of Control.

  4.3 Performance Goals.

    (a) The Committee may designate whether any Restricted Share Award is intended to be "performance-based compensation" under Code Section 162(m). Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance goals. Each performance goal that may be used by the Committee for such Awards shall identify one or more business criteria that is to be monitored during the relevant period. Such criteria may include, among other things, any of the following when compared to the Company's prior performance or to peer companies designated by the Committee: funds from operations per Share ("FFO per Share"); ratio of Common Stock price to FFO per Share; same property performance; return on net assets; operating ratios; cash flow; shareholder return; revenue growth; net income; earnings per Share; debt reduction; return on investment; or revenue.

    (b) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

  4.4 Forfeiture of Restricted Shares. In the event of the forfeiture of any Restricted Shares, the Company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the Company. The Committee may, in its sole discretion, waive in writing the Company's right to reacquire some or all of a holder's Restricted Shares, whereupon such Shares shall become fully vested in such Restricted Shareholder.

  4.5 Escrow. In order to administer the provisions of this Article IV, the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the Company in escrow subject to delivery to the Restricted Shareholder upon vesting. A person's receipt of an Award of Restricted Shares pursuant to the Plan shall constitute the grant of an irrevocable power of attorney to the Company to permit the transfer and delivery to the Company of any or all Restricted Shares which are forfeited to the Company.

  4.6 Dividends on Restricted Shares. While the Restricted Shares are held in escrow, all cash dividends the Company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder, to the escrow account, or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividend was paid.

                                   ARTICLE V
                           OTHER STOCK-BASED AWARDS

  The Committee, in its discretion, may grant Awards under the Plan in the form of Shares or Share Units, either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other compensation plan of the Company.

                                  ARTICLE VI
                                 MISCELLANEOUS

  6.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed

    (a) if to the Company, at

    BRE Properties, Inc.
    44 Montgomery Street, Suite 3600
    San Francisco, CA 94104-4809
    Attn: Treasurer

    (b) if to the Award holder, at the last address shown on the Company's personnel records, or

    (c) to such address as either party shall later designate by notice to the other.

  6.2 Amendment or Termination. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect; except that an amendment increasing the number of Shares subject to the Plan or extending the term of the Plan shall require approval within 12 months by the shareholders in the manner specified in Section 1.8(a) of the Plan. In the event of a business combination or recapitalization, the Board or the Committee may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan.

  6.3 Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment or service within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

  6.4 Recapitalization. In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change shall be made with respect to the total number of Shares in respect of which Awards may be granted under the Plan, the number of Shares covered by each outstanding Award and the Option Price per Share under each Option; however, any fractional Shares resulting from any such adjustment shall be eliminated.

  6.5 Reorganization. If the Company merges or consolidates with another entity and is not the surviving entity, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, then either (a) after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised; or (b) all Options, from and after a date at least 30 days prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, shall be exercisable in full and all outstanding Options which are so exercisable prior to the effective date of such merger consolidation, liquidation, sale or other disposition may be canceled by the Committee, in its discretion, as of such effective date.

  6.6 General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue for purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

  6.7 Withholding Taxes. The Company, with the approval of the Committee, may, at the request of an employee, retain Shares which would otherwise be delivered to the employee upon exercise of an Option or granting or vesting of Restricted Shares or other Award, to satisfy any withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be. Whenever, under the Plan, payments by the Company are made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

  6.8 No Right to Employment. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Award holder the right to continue in the employment or service of the Company, nor affect any right which the Company may have to terminate the employment or service of such person.

  6.9 Rights as Shareholder. No Optionee shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

  6.10 Exchange Act Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                  ARTICLE VII
                                 DISTRIBUTION

  7. Provisions Regarding the Distribution.

    (a) For purposes of this Plan and the related Option agreements, the following terms shall have the meanings stated below:

      (i) "Common Stock" means the common stock of the Company, par value $.01 per share.

      (ii) "Distribution" means the distribution to the holders of the Common Stock of one share of VelocityHSI Common Stock for each five shares of Common Stock held by such stockholders, as more fully described in the Contribution and Distribution Agreement between the Company and VelocityHSI.

      (iii) "VelocityHSI" means VelocityHSI, Inc., a Delaware corporation.

      (iv) "VelocityHSI Common Stock" means the common stock of VelocityHSI, par value $.01 per share.

    (b) Immediately prior to the Distribution, all outstanding options to purchase Common Stock granted under this Plan (each, a "BRE Option") shall be adjusted (the "Option Adjustment") such that (i) each holder of a BRE Option shall also be issued an option to purchase one share of VelocityHSI Common Stock for each five shares of Common Stock subject to the BRE Option (each adjusted option to purchase VelocityHSI Common Stock, an "Adjusted VelocityHSI Option"), and (ii) the exercise price of the BRE Option shall be reduced as more fully described in the following sentence (each adjusted option to purchase Common Stock, an "Adjusted BRE Option"). Pursuant to the Option Adjustment, the intrinsic value of the BRE Options immediately prior to the Distribution shall be preserved immediately after the Distribution, and the exercise price of the BRE Options shall be allocated between the Adjusted BRE Options and the Adjusted VelocityHSI Options based upon the relative values of the Common Stock and the VelocityHSI Common Stock.

    (c) Following the date of the Option Adjustment, all Adjusted BRE Options which are issued as a result of BRE Options granted under this Plan shall remain subject to the terms of this Plan and any applicable option agreement, and all Adjusted VelocityHSI Options which are issued as a result of BRE Options granted under this Plan shall be subject to the terms of the applicable option agreement and the terms of the VelocityHSI, Inc. 2000 Equity Incentive Plan, to the extent that it is not inconsistent with the terms of the applicable option agreement.

    (d) For purposes of this Plan, with respect to Adjusted BRE Options held by persons who are service providers to VelocityHSI as a result of the Option Adjustment, references to service or termination of service in this Plan and in the applicable option agreement shall be deemed to refer to service or termination of service with VelocityHSI and its subsidiaries or affiliates."

                            [LOGO OF BRE PROPERTIES]



                            [LOGO OF RECYCLED PAPER]
                           Printed on Recycled Paper

                                                                                                                Please mark
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH ITEM LISTED BELOW.                                            your votes as  [X]
                                                                                                                indicated in
                                                                                                                this example

1. ELECTION OF DIRECTORS
                                                                                                            FOR   AGAINST    ABSTAIN
    FOR all         WITHHOLD AUTHORITY      *EXCEPTIONS           2. APPROVAL OF THE AMENDMENT TO THE
nominees listed  to vote for all nominees                            AMENDED AND RESTATED 1999 BRE STOCK    [_]     [_]        [_]
     below              listed below                                 INCENTIVE PLAN INCREASING THE
                                                                     MAXIMUM NUMBER OF SHARES THAT MAY
     [_]                  [_]                   [_]                  BE ISSUED PURSUANT TO THE PLAN FROM
                                                                     2,000,000 SHARES TO 3,500,000 SHARES.

Nominees: 01 Robert A. Fiddaman; 02 Roger P. Kuppinger; and       3. RATIFY SELECTION OF ERNST & YOUNG      [_]     [_]        [_]
03 Arthur G. von Thaden                                              LLP AS INDEPENDENT ACCOUNTANTS.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's
name in the space provided below.)                                                                                           WILL
                                                                                If you plan to attend the Annual Meeting,   ATTEND
                                                                                please mark the WILL ATTEND box.             [_]
*Exceptions
            -------------------------------------------------------
                                                                         Please sign exactly as name appears on this proxy. When
                                                                         signing as attorney, executor, administrator, trustee,
                                                                         custodian, guardian or corporate officer, give full title.
                                                                         If more than one trustee, all should sign.

                                                                         Dated:                                             , 2001
                                                                                --------------------------------------------

                                                                         -----------------------------------------------------------
                                                                                            Signature of Shareholder

                                                                         -----------------------------------------------------------

                                                                         -----------------------------------------------------------
                                                                         Votes MUST be indicated in Black or Blue Ink.

                                                                         Sign, Date and Return this Proxy Card Promptly Using the
                                                                         Enclosed Envelope.
------------------------------------------------------------------------------------------------------------------------------------
                                                    *  FOLD AND DETACH HERE  *

                                                    Vote by Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

                      Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

     -------------------------------------                                                 -------------------------------------
                  Telephone                                                                                  Mail
               1-800-840-1208
      Use any touch-tone telephone to                                                                 Mark, sign and date
      vote your proxy. Have your proxy                                                                 your proxy card
      card in hand when you call. You will                       OR                                          and
      be prompted to enter your control                                                                return it in the
      number, located in the box below,                                                              enclosed postage-paid
      and then follow the directions given.                                                                envelope.
     -------------------------------------                                                 -------------------------------------

                                               If you vote your proxy by telephone,
                                           you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.breproperties.com

    PROXY CARD

                            BRE PROPERTIES, INC.


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Frank C. McDowell, John McMahan and Edward F. Lange, Jr., or any of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of BRE Properties, Inc., that the undersigned is entitled to vote at the Annual Meeting of Shareholders of BRE Properties, Inc. The Annual Meeting will be held in the Monterey Room of the Hotel Nikko, 222 Mason Street, San Francisco, California at 10:00 a.m., PDT, on May 15,
    2001, and at any adjournment thereof. By signing this Proxy, the undersigned also authorizes each designated proxy to vote at his discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted FOR election of all nominees for Director, FOR Item 2 and FOR Item 3.


      (Continued, and to be marked, signed and dated on the reverse side).


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